Exhibit 5.1

[LETTERHEAD OF BLANK ROME LLP]

August 4, 2006

The Tube Media Corp.
1451 West Cypress Creek Road
Fort Lauderdale, Florida 33309

Gentlemen:

We have acted as counsel to The Tube Media Corp., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form SB-2 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) on the date hereof, relating to the offer and sale of (i) up to 3,212,459 shares (the “Issued Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), previously issued by the Company to certain of the selling securityholders; (ii) up to 5,234,110 shares of Common Stock issuable upon the exercise of Convertible Notes previously issued by the Company which are held by certain of the selling securityholders, including shares issuable as payment of interest and/or otherwise issuable pursuant to the terms of the Convertible Notes (the “Conversion Shares”); (iii) Common Stock Purchase Warrants to purchase up to 6,140,553 shares of Common Stock (the “Warrants”) previously issued by the Company to certain of the selling securityholders; (iv) up to 9,210,830 shares of Common Stock issuable upon the exercise of Common Stock Purchase Warrants, including shares issuable pursuant to the terms of the Common Stock Purchase Warrants (the “Warrants Shares”) previously issued by the Company which are held by certain of the selling securityholders; (v) up to 333,333 shares of Common Stock issuable pursuant to an option to purchase shares of Common Stock pursuant to a convertible note (the “Option Shares”) previously issued by the Company which is held by a selling securityholder; and (vi) 171,000 shares of Common Stock issuable pursuant to a penalty provision of a common stock purchase option previously issued by the Company which is held by a selling securityholder (the “Penalty Shares”). This opinion is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-B.

Although as counsel to the Company we have advised the Company in connection with a variety of matters referred to us by it, our services are limited to specific matters so referred. Consequently, we may not have knowledge of many transactions in which the Company has engaged or its day-to-day operations.

The Tube Media Corp.

In rendering this opinion, we have examined the following documents: (i) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws; (ii) resolutions adopted by the board of directors of the Company relating to the Issued Shares, Conversion Shares, Warrants, Warrants Shares, Option Shares and Penalty Shares and the Registration Statement,; (iii) the Registration Statement (including all exhibits thereto); (iv) executed copies of the documents listed on Schedule A hereto (v) a specimen certificate evidencing the Common Stock; and (vi) a certification from an officer of the Company. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all documents and records examined and the genuineness of all signatures.

We have not made any independent investigation in rendering this opinion other than the document examination described above. Our opinion is therefore qualified in all respects by the scope of that document examination. We make no representation as to the sufficiency of our investigation for your purposes. This opinion is limited to the General Corporation Law of the State of Delaware (“DGCL”). In rendering this opinion we have assumed compliance with all laws (other than the DGCL), including all federal and state laws.

Based upon and subject to the foregoing and the qualifications and limitations set forth below, we are of the opinion that (i) the Issued Shares have been validly issued and are fully paid and non-assessable; (ii) the Warrants have been validly issued, and are fully paid and non-assessable and are valid and binding obligations of the Company; (iii) the Warrant Shares have been duly authorized by the Company and, when paid for, issued and delivered upon exercise of the Common Stock Purchase Warrants in accordance with the terms of the Common Stock Purchase Warrants, will be validly issued, fully paid and non-assessable; and (iv) the Conversion Shares have been duly authorized by the Company and, when paid for, issued and delivered upon the conversion of the various convertible notes, will be validly issued, fully paid and non-assessable; (v) the Option Shares have been duly authorized by the Company and, when paid for, issued and delivered upon the exercise of the option to purchase shares of Common Stock pursuant to a convertible note, will be validly issued, fully paid and non-assessable and (vi) the Penalty Shares have been duly authorized by the Company and, when paid for, issued and delivered upon the pursuant to a penalty provision of a common stock purchase option, will be validly issued, fully paid and non-assessable.

This opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

The Tube Media Corp.

This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption “Legal Matters” in the prospectus contained therein. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.

Sincerely, /s/ BLANK ROME LLP Blank Rome LLP

Schedule A

Nite Deal

Purchase Agreement, dated as of April 21, 2006, by and between The Tube Media Corp. and the investors listed on the signature pages thereto.

Registration Rights Agreement, dated as of April 21, 2006, by and between The Tube Media Corp. and the investors listed on the signature pages thereto.

7% Secured Convertible Term Notes, dated April 21, 2006, issued by The Tube Media Corp.

Common Stock Purchase Warrants, dated April 21, 2006, issued by The Tube Media Corp.

Mitchell Deal

Securities Purchase Agreement, effective as of December 20, 2004, by and between AGU Entertainment Corp, its Subsidiaries The Tube Music Network, Inc., Pyramid Records International, Inc. and Mitchell Entertainment Company.

Registration Rights Agreement, effective as of December 20, 2004, by and between AGU Entertainment Corp and Mitchell Entertainment Company.

Secured Convertible Term Note issued by AGU Entertainment Corp., The Tube Music Network, Inc. and Pyramid Records International, Inc. to Mitchell Entertainment Company on December 20, 2004.

Common Stock Purchase Warrant of AGU Entertainment Corp. issued to Mitchell Entertainment Company, dated December 20, 2004.

Letter Agreement regarding $145,000 Protective Advance under $3,000,000 Second Mortgage by Mitchell Entertainment Company to AGU Entertainment Corp., The Tube Music Network, Inc. and Pyramid Records International, Inc., dated April 14, 2005.

Common Stock Purchase Warrant of AGU Entertainment Corp. issued to Mitchell Entertainment Company, dated April 14, 2005.

Mitchell Letter Agreement, dated as of April 29, 2005.

Common Stock Purchase Warrant of AGU Entertainment Corp. issued to Mitchell Entertainment Company, dated April 29, 2005.

Letter Agreement, regarding Second Mortgage and related loan documents by Mitchell Entertainment Company to AGU Entertainment Corp. The Tube Music Network, Inc. and AGU Music, Inc. f/k/a Pyramid Records International, as partially guaranteed by David Levy and Donna Levy, his wife, dated August 17, 2005.

Common Stock Purchase Warrant of AGU Entertainment Corp. issued to Mitchell Entertainment Company, dated September 1, 2005.

Buntrock Deal

Stock Purchase Agreement dated as of October 2004 by and between AGU Entertainment Corp. and Charley Zeches, in her capacity as trustee of Lakes Holding Trust U/A dated July 27, 2001.

Agreement for Purchase and Sale, dated as of September 10, 2004, by and between Charley Zeches, in her capacity as trustee of Lakes Holding Trust U/A dated July 27, 2001 and AGU Entertainment Corp.

Amendment to Agreement for Purchase and Sale, dated as of September 10, 2004, by and between AGU Entertainment Corp., and Charley Zeches, in her capacity as trustee of Lakes Holding Trust U/A, dated October 25, 2004.

Amendment No. 2 to Agreement for Purchase and Sale, dated as of November 30, 2004, by and between AGU Entertainment Corp., and Charley Zeches, in her capacity as trustee of Lakes Holding Trust U/A, dated November 30, 2004.

Tribune Deal

Charter Affiliate Affiliation Agreement, dated as of March 6, 2006, by and between The Tube Music Network, Inc. and Tribune Broadcasting Company.

Letter Agreement, dated March 6, 2006, by and among The Tube Media Corp., The Tube Music Network, Inc. and Tribune Broadcasting Company.

Securities Issuance Agreement, dated March 6, 2006, by and between The Tube Media Corp. and Tribune Broadcasting Company.

Registration Rights Agreement, dated as of March 6, 2006, by and between The Tube Media Corp. and Tribune Broadcasting Company.

Common Stock Purchase Warrant of The Tube Media Corp. issued to Tribune Broadcasting Company, dated March 6, 2006.

Robert Jaffee Deal

Loan Agreement, dated July 25, 2005, among Robert Jaffee and AGU Entertainment Corp., Les Garland, David C. Levy, Victoria Levy, Marc Gelberg, Greg Catinella and John W. Poling.

$500,000 Promissory Note issued by The Tube Media Corp. to Robert Jaffee, dated July 27, 2005.

Warrant to purchase up to 400,000 shares of common stock of The Tube Media Corp. issued to Robert Jaffee dated July 27, 2005 later distributed (i) William R. Jaffee, (ii) William R. Jaffee, Trustee of the Warren Robert Jaffee Trust dated July 23, 2003, (iii) William R. Jaffee, Trustee of the William Robert Jaffee Trust dated January 25, 2002, (iv) William R. Jaffee, Trustee of the Weston Robert Jaffee Trust dated October 2, 2000 and (v) John J. Resnick on August 2, 2005.

Warrant issued by AGU Entertainment Corp. to William R. Jaffee, dated August 2, 2005.

Warrant issued by AGU Entertainment Corp. to William R. Jaffee, Trustee of the Warren Robert Jaffee Trust dated July 23, 2003, dated August 2, 2005.

Warrant issued by AGU Entertainment Corp. to William R. Jaffee, Trustee of the William Robert Jaffee Trust dated January 25, 2002, dated August 2, 2005.

Warrant issued by AGU Entertainment Corp. to William R. Jaffee, Trustee of the Weston Robert Jaffee Trust dated October 2, 2000, dated August 2, 2005.

Warrant issued by AGU Entertainment Corp. to John J. Resnick, dated August 2, 2005.

Menacham Kranz Deal

Convertible Promissory Note issued by AGU Entertainment Corp. to Menachem Kranz dated November 22, 2004.

Arnold Palmer

Promissory Note issued by AGU Entertainment Corp. to Arnold Palmer dated August 25, 2005.

Warrant issued by AGU Entertainment Corp. to Arnold Palmer dated August 25, 2005.

Warrant issued by AGU Entertainment Corp. to Arnold Palmer dated December 13, 2005.

DML Marketing

Warrant issued by AGU Entertainment Corp. to DML Marketing, dated July 1, 2005.

Warrant issued by AGU Entertainment Corp. to DML Marketing, dated August 2, 2005.

Warrant issued by AGU Entertainment Corp. to DML Marketing, dated September 30, 2005.

Warrant issued by AGU Entertainment Corp. to DML Marketing, dated December 13, 2005.

John P. Grandinetti

Warrant issued by AGU Entertainment Corp. to John P. Grandinetti, dated August 2, 2005.

Warrant issued by AGU Entertainment Corp. to John P. Grandinetti, dated December 13, 2005.